Exhibit 3.1


               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                      SERIES I CONVERTIBLE PREFERRED STOCK
                                       OF
                                 NCT GROUP, INC.

     NCT Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY,

     That, pursuant to authority conferred upon the Board of Directors of the Corporation by the Second Restated Certificate of Incorporation of the Corporation, as amended, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, as amended, such Board of Directors, via unanimous written consent dated as of March 1, 2005, adopted a resolution providing for the issuance of a total of One Thousand (1,000) shares of Series I Convertible Preferred Stock, and providing for the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, which resolution is as follows:

          RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of
     Article IV of the Second Restated Certificate of Incorporation of the Corporation, this Board of Directors hereby creates a series of the Preferred Stock of the Corporation with par value of $.10 per share (the "Preferred Stock") to consist of One Thousand (1,000) shares of the Ten Million (10,000,000) authorized shares of Preferred Stock that the Corporation now has authority to issue, and this Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, set forth in Article IV of the Second Restated Certificate of Incorporation not inconsistent with the terms of this resolution and that are applicable to the Preferred Stock) as follows:

          (1) Designation. The designation of said series of Preferred Stock created by this Resolution shall be Series I Convertible Preferred Stock. Shares of said Series I Convertible Preferred Stock are herein collectively referred to as "Series I Preferred Shares" and individually as "Series I Preferred Share."

          (2) Par Value and Stated Value. Each Series I Preferred Share shall have a par value of $.10 (the "Par Value"), and a stated value (face amount) of One Thousand Dollars ($1,000.00) (the "Stated Value").

          (3) Dividends. No dividends shall be payable on the Series I Preferred Shares.

          (4) Holder's Right of Conversion. A holder of a Series I Preferred Share (a "Holder") shall have the right, at its option, to convert its Series I Preferred Shares into shares of common stock, par value $.01 per share (the "Common Stock") of the Corporation (such Holder thereby being a "Converting Holder") on the following terms and conditions:

               (a) Conversion Right. At any time or times on or after twenty days following the Stockholder Approval Date (as defined in Section 6 below), any Holder thereof shall be entitled to convert any such Series I Preferred Shares into fully paid and nonassessable shares of Common Stock (rounded to the nearest whole share of Common Stock in accordance with Section 4(f) hereof) at the Conversion Rate (as defined below).

               (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of each of the Series I Preferred Shares pursuant to Section 4(a) hereof shall be determined according to the following formula (the "Conversion Rate"):

                   Stated Value       =        Number of Shares
                 Conversion Price              of Common Stock

          For purposes of this Certificate of Designations, "Conversion Price" means $0.0210.

               (c) Adjustment to Conversion Price - Dilution and Other Events. In order to prevent dilution of the rights granted under this Certificate of Designations, the Conversion Price will be subject to adjustment from time to time as provided in this Section 4(c).

                    (i) Reorganization, Reclassification, Consolidation, Merger,
               or Sale. Any recapitalization, reorganization reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person (as defined below) or other similar transaction, which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Series I Preferred Shares then outstanding) to insure that each of the Holders will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may
               be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Holder's Series I Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Holder's Series I Preferred Shares had such Organic Change not taken place on such date. In any such case, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Series I Preferred Shares then outstanding) with respect to such Holder's rights and interests to insure that the provisions of this Section 4(c) and Section
               4(d) hereof will thereafter be applicable to the Series I Preferred Shares. The Corporation will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from such consolidation or merger assumes, or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series I Preferred Shares then outstanding), the obligation to deliver to each Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire. For purposes of this Agreement, a "Person" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                    (ii)  Spin-off.  If, at any time prior to a Conversion  Date
               (as defined in Section 4(e)(i) hereof), the Corporation consummates a spin-off or otherwise divests itself of all or a part of its business or operations or disposes of all or of a part of its assets in a transaction (a "Spin-off") in which the Corporation does not receive fair consideration for such business, operations or assets, but causes securities of another entity (the "Spin-off Securities") to be issued to security holders of the Corporation, the Corporation shall (A) reserve Spin-off Securities equal to the number thereof that would have been issued to the Holder had all of such Holder's Series I Preferred Shares outstanding on the record date for determining the amount and number of Spin-off Securities to be issued to security holders of the Corporation been converted as of the close of business on the Trading Day immediately preceding such record date (the "Reserved Spin-off Shares"); and (B) issue to the Holders, on the conversion of all or any of the Series I Preferred Shares, a number of Reserved Spin-off Shares equal to the product of (I) the number of Reserved Spin-off Shares, times
               (II) a fraction, of which the numerator is the aggregate Stated Value of the Series I Preferred Shares then being converted and the denominator is the aggregate Stated Value of all of the outstanding Series I Preferred Shares.

                    (iii) Stock  Split,  Etc. If, at any time while any Series I
               Preferred Shares remain outstanding, the Corporation effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock (each of the foregoing, a "Split Event"), the Conversion Price shall be equitably adjusted to reflect such action. By way of illustration and not in limitation of the foregoing, (A) if the Corporation effectuates a 2:1 split of its Common Stock, the Conversion Price shall be deemed to be one-half of what it had been immediately prior to such Split Event; (B) if the Corporation effectuates a 1:10 reverse split of its Common Stock, the Conversion Price shall be deemed to be ten times what it had been immediately prior to such Split Event; and
               (C) if the Corporation declares a stock dividend of one share of Common Stock for every ten shares of Common Stock outstanding, the Conversion Price shall be deemed to be the amount it had been immediately prior to such Split Event multiplied by a fraction, of which (I) the numerator is the number of shares (ten, in this example) for which a dividend share will be issued and (II) the denominator is such number of shares plus the number of dividend share(s) issuable thereon (11, in this example).

                    (iv) Notices.

                         (A) Immediately upon any adjustment of the Conversion Price described above in this Section 4(c), the Corporation will give written notice thereof to each Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                         (B) The  Corporation  will give written  notice to each
                    Holder at least ten days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock or (II) for determining rights for Holders to vote.

                         (C) The  Corporation  will give written  notice to each
                    Holder at least ten days prior to the date on which any Organic Change, Spin-off, Split Event, dissolution or liquidation will take place.

               (d) Purchase Rights. If at any time the Corporation grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to all the record holders of any class of Common Stock (the "Purchase Rights"), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series I Preferred Shares immediately before the date on which a record is taken for the grant issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

               (e) Mechanics of Conversion.

                    (i) Holder's Delivery Requirements. To convert Series I Preferred Shares into full shares of Common Stock on any date on which such right exists under this Agreement (the "Conversion Date"), the Holder shall (A) deliver or transmit by hand delivery or facsimile, for receipt on or prior to 11:59 p.m. Eastern time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit A (the "Conversion Notice") to the Corporation (NCT Group, Inc., 20 Ketchum Street, Westport, CT 06880, Attn: General Counsel, facsimile number 203-226-4338); and (B) deliver to the Corporation, as soon as practicable following such notice, the original certificates ("Series I
               Preferred Certificates") representing the Series I Preferred Shares being converted (or an indemnification undertaking with respect to such certificates in the case of their loss, theft or destruction).

                    (ii) Corporation's Response. Upon receipt by the Corporation of a Conversion Notice, the Corporation shall immediately send, via hand delivery or facsimile, a confirmation of receipt of such Conversion Notice to such Holder. Upon receipt by the Corporation of the Series I Preferred Certificates (the "Date of Receipt") to be converted pursuant to a Conversion Notice, the Corporation shall, within five business days following the Date of Receipt (the "Delivery Date"), issue and deliver to the address as specified in the Conversion Notice, (A) a Conversion Certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled; and (B) if the Holder's conversion is for fewer than all of the Series I Preferred Shares represented by a Series I Preferred Certificate surrendered, a replacement Series I Preferred Certificate as described in Section 5 hereof.

                    (iii) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Series I Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

               (f) Fractional Shares. The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Series I Preferred Share by a Holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up or down to the nearest whole share.

               (g) Taxes. The Corporation shall pay any and all transfer, stamp duty or other taxes of similar import which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series I Preferred Shares. The Corporation shall in no event be responsible for taxes on income or gain realized by or imputed to any Holder.

               (h) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with Section 4(e)(ii) hereof. If such dispute involves the calculation of the Conversion Price, the Corporation shall first discuss such discrepancy with the Converting Holder. If the Corporation and the Converting Holder are unable to agree upon the Conversion Price calculation, the Corporation shall promptly submit the disputed calculation to an independent auditor of its choice. The auditor, at the expense of the party in error (as determined by the auditor), shall audit the calculation and notify the Corporation and the Converting Holder of the results promptly after it receives the disputed calculations. The auditor's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with Section 4(e)(ii) hereof.

               (i) Conversion in Bankruptcy. A Holder shall be entitled to exercise its conversion right with respect to the Series I Preferred Shares notwithstanding the commencement of any case under 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"). In the event the Corporation is a debtor under the Bankruptcy Code, the Corporation hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such Holder's right to convert the Series I Preferred Shares. The Corporation agrees, without cost or expense to such Holder, to take or to consent to any and all actions necessary to effectuate relief for the Holder under 11 U.S.C. ss.362.

          (5) Reissuance of Certificates. In the event of a conversion pursuant to this Certificate of Designations of fewer than all of the Series I Preferred Shares represented by a particular Series I Preferred Certificate, the Corporation shall promptly issued and deliver to the Holder of such Series I Preferred Shares a Series I Preferred Certificate representing the remaining Series I Preferred Shares that have not been so converted or redeemed.

          (6) Reservation of Shares. As of twenty days after the date, after the date hereof, that the stockholders of the Corporation approve an amendment of the Certificate of Incorporation of the Corporation to increase the number of shares of Common Stock that the Corporation is authorized to issue (such day of approval, the "Stockholder Approval Date"), the Corporation shall, so long as any of the Series I Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series I Preferred Shares, the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Series I Preferred Shares then issued and outstanding.

          (7) Voting Rights. Holders shall have no voting rights, except as required by law and except as may be expressly provided in this Certificate of Designations. To the extent that, under the Delaware General Corporation Law, the vote of the Holders, voting separately as a series (or as part of a class of preferred stock, as applicable) is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of a majority of the then outstanding Series I Preferred Shares represented at a duly held meeting at which a quorum of a majority of the total then outstanding Series I Preferred Shares is present (or a majority of the then outstanding shares of preferred stock represented at a duly held meeting at which a quorum of a majority of the total then outstanding shares of preferred stock is present, as applicable) or by written consent of the holders of a majority of the then outstanding Series I Preferred Shares (or a majority of the then outstanding shares of preferred stock, as applicable), in each case except as otherwise may be required under the Delaware General Corporation Law, shall constitute the approval of such action by the series (or class, as applicable). In furtherance of the foregoing and not in limitation thereof, to the extent that, under the Delaware General Corporation Law, Holders are entitled to vote on a matter with holders of Common Stock, voting together as one class, then, in each such event, each Series I Preferred Share shall be entitled to a number of votes equal to the number of shares of Common Stock into which such Series I Preferred Share is then convertible.

          (8) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, Holders shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders (the "Preferred Funds"), after all amounts payable to any holders of the Corporation's Series G Convertible Preferred Stock, the Corporation's Series H Convertible Preferred Stock and of any other capital stock of the Corporation of any class senior in rank to the Series I Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Corporation, and before any amount shall be paid to the holders of any of the capital stock of the Corporation of any class junior in rank to the Series I Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Corporation, an amount per Series I Preferred Share equal to the Stated Value (the "Liquidation Value"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the Holders and holders of other classes or series of preferred stock of the Corporation that are of equal rank with the Series I Preferred Shares as to payments of Preferred Funds (the "Pari Passu Shares"), then each holder of Series I
     Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Preferred Funds payable to all holders of Series I Preferred Shares and Pari Passu Shares. The purchase or redemption by the Corporation of stock of any class in any manner permitted by law shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other Person, nor the sale or transfer by the

     Corporation of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation. No Holder shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts provided for herein.

          (9) Preferred Rank. The Series I Preferred Shares shall be of a rank senior to all shares of Common Stock, and all shares of Common Stock shall be of a rank junior to all Series I Preferred Shares, in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Series I Preferred Shares. The Series I Preferred Shares shall be of greater rank than any class or series of common stock hereinafter issued by the Corporation. The Series I Preferred Shares shall be of a rank junior to all shares of the Corporation's Series G Convertible Preferred Stock and of the Corporation's Series H Preferred Stock, and the Corporation's Series G Convertible Preferred Stock and the Corporation's Series H Preferred shall be of a rank senior to all Series I Preferred Shares, in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The Series I Preferred Shares may be of greater, equal or lesser rank than any class or series of preferred stock hereinafter issued by the Corporation. In the event of the merger or consolidation of the Corporation with or into another corporation, the Series I Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall create a result inconsistent therewith.

          (10) Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series I Preferred Certificates and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Series I Preferred Certificates, the Corporation shall execute and deliver new Series I Preferred Certificates of like tenor and date; provided, however, that the Corporation shall not be obligated to reissue Series I Preferred Certificates if the Holder contemporaneously requests the Corporation to convert the Series I Preferred Shares represented by such Series I Preferred Certificates into Common Stock.

          (11) Withholding Tax Obligations. Notwithstanding anything herein to the contrary, to the extent that the Corporation receives advice in writing from its counsel that there is a reasonable basis to believe that the Corporation is required by applicable Federal laws or regulations (and delivers a copy of such written advice to the Holders so affected), the Corporation may reasonably condition the making of any distribution (as such term is defined under applicable federal tax law and regulations) in respect of any Series I Preferred Shares on the Holder of such Series I
     Preferred Shares depositing with the Corporation an amount of cash sufficient to enable the Corporation to satisfy its withholding tax obligations (the "Withholding Tax") with respect to such distribution. Notwithstanding the foregoing or anything to the contrary, if any Holder so affected receives advice in writing from its counsel, reasonably acceptable to the Corporation, that there is a reasonable basis to believe that the Corporation is not so required by applicable federal laws or regulations (and delivers a copy of such written advice to the Corporation), the Corporation shall not be permitted to condition the making of any such distribution in respect of any Series I Preferred Shares on the Holder of such Series I Preferred Shares depositing with the Corporation any Withholding Tax with respect to such distribution; provided, however, that the Corporation may reasonably condition the making of any such distribution in respect of any Series I Preferred Shares on the Holder of such Series I Preferred Shares executing and delivering to the Corporation, at the election of the Holder, either
     (a) if applicable, a properly completed Internal Revenue Service Form 4224 or (b) an indemnification agreement, in a form reasonably acceptable to the Corporation, with respect to any federal tax liability, penalties and interest that may be imposed upon the Corporation by the Internal Revenue Service as a result of the Corporation's failure to withhold in connection with such distribution to such Holder.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by Mark Melnick, its Senior Vice President, General Counsel and Secretary, as of March 7, 2005.


                                 NCT GROUP, INC.


                                 By:  /s/  Mark melnick
                                      ------------------------------------------
                                      Mark Melnick
                                      Senior Vice President, General Counsel and
                                      Secretary

                                                                       EXHIBIT A
                                                                       ---------


                                 NCT GROUP, INC.
                                CONVERSION NOTICE

     Reference is made to the Certificate of Designations, Preferences and Rights of Series I Convertible Preferred Stock of NCT Group, Inc. (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series I Convertible Preferred Stock, par value $.10 per share (the "Series I Preferred Shares"), of NCT Group, Inc., a Delaware corporation (the "Corporation"), indicated below into shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, by tendering the stock certificate(s) representing the share(s) of Series I Preferred Shares specified below as of the date specified below.

     The undersigned acknowledges that any sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series I Preferred Shares shall be made only pursuant to (i) a registration statement effective under the Securities Act of 1933, as amended (the "Act"), or (ii) an opinion of counsel in form and content reasonably satisfactory to the Corporation that such sale is exempt from registration required by Section 5 of the Act.

                                  Date of Conversion:

                                  ----------------------------------------------

                                  Number of Series I
                                  Preferred Shares to be converted:

                                  ----------------------------------------------

                                  Stock certificate no(s). of Series I
                                  Preferred Shares to be converted:

                                  ----------------------------------------------


Please confirm the following information:


                                  Conversion Price:

                                  ----------------------------------------------

                                  Number of shares of Common Stock to be issued:

                                  ----------------------------------------------

Please issue the Common Stock into which the Series I Preferred Shares are being converted in the following name and to the following address:

                                          1
                                  Issue to:


                                  ----------------------------------------------
                                  ----------------------------------------------
                                  ----------------------------------------------


                                  Facsimile Number:

                                  ----------------------------------------------


                                  Authorization Signature:

                                  ----------------------------------------------


                                  By:
                                       -----------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------

                                  Date:
                                       -----------------------------------------



ACKNOWLEDGED AND AGREED:
-----------------------

NCT GROUP, INC.


By:
     -----------------------------------------
       Name:
             ---------------------------------
       Title:
             ---------------------------------

Date:
     -----------------------------------------




------------------------
   1
     If other than to the record holder of the Series I Preferred Shares, any applicable transfer tax must be paid by the undersigned.